Exhibit 99.2

NEWSWEEK CONSOLIDATED: DOMESTIC AND INTERNATIONAL

Supplemental Financial Information (Unaudited)

	For the three months ended,		For the year ended,
($ in ‘000s)	31-Mar-10	31-Mar-09	31-Dec-09	31-Dec-08	31-Dec-07
REVENUE
Print Advertising	$10,906	$18,224	$70,290	$115,468	$142,972
Circulation	15,754	21,457	79,674	93,042	106,916
Digital Advertising	1,256	1,344	9,219	11,271	8,710
Other	1,461	1,653	6,335	7,599	7,144

Total Revenue	29,377	42,678	165,518	227,380	265,742

EXPENSES
Manufacturing and Distribution	11,782	20,339	69,465	84,172	90,640
Subscription	6,372	8,978	21,453	39,155	46,763
Circulation	1,960	3,344	11,661	14,139	15,440
Editorial	5,146	7,944	28,573	39,356	39,249
Advertising and Marketing	2,795	3,999	19,060	21,064	21,708
Digital	2,627	4,718	11,982	11,653	8,405
Other	122	138	420	1,464	1,044

Total Expenses (excluding Newsweek Corporate Overhead)	30,804	49,460	162,614	211,003	223,249

Contributing Income (excluding Newsweek Corporate Overhead)	$(1,427)	$(6,782)	$2,904	$16,377	$42,493

General and Administrative	7,967	11,438	55,078	43,087	46,485
Depreciation and Amortization	1,198	770	3,998	1,989	2,123

Total Corporate and Overhead Expenses	9,165	12,208	59,076	45,076	48,608

Total Expenses (excluding pension credit)	39,969	61,668	221,690	256,079	271,857

Operating Loss before Pension Credit	$(10,592)	$(18,990)	$(56,172)	$(28,699)	$(6,115)

Pension Credit and Early Retirement Program Expense	$(8,289)	$(1,632)	$(28,068)	$(15,129)	$(36,385)

Operating (Loss) Income	$(2,303)	$(17,358)	$(28,104)	$(13,570)	$30,270

The income statements above include Newsweek domestic and international operations; Budget Travel operations are excluded.